As filed with the Securities and Exchange Commission on August 10, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ORCHARD THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

245 Hammersmith Road London, United Kingdom	W6 8PW
(Address of Principal Executive Offices)	(Zip Code)

Orchard Therapeutics plc 2018 Share Option and Incentive Plan

Orchard Therapeutics plc 2018 Employee Share Purchase Plan

(Full Title of the Plans)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

(Name and address of agent for service)

+1 212 947 7200

(Telephone number, including area code, of agent for service)

Copies to:

Michael H. Bison Benjamin Marsh Catherine Magazu Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Andrew Harrow Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY United Kingdom +44 20 7447 4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional ordinary shares of Orchard Therapeutics plc (the “Registrant”), nominal value £0.10 per share (the “Ordinary Shares”) under the Orchard Therapeutics plc 2018 Share Option and Incentive Plan (the “2018 Plan”) and the Orchard Therapeutics plc 2018 Employee Share Purchase Plan (the “2018 ESPP”), which shares may be represented by American Depositary Shares (“ADSs”) of the Registrant, with each ADS representing ten Ordinary Shares. The additional Ordinary Shares relating to the 2018 Plan are of the same class as other securities for which the Registrant’s registration statements filed on Form S-8 (SEC File No. 333-228067) on October  31, 2018, on Form S-8 (SEC File No. 333-230432) on March 22, 2019, on Form S-8 (SEC File No. 333-241646) on August 6, 2020, on Form S-8 (SEC File No. 333-258446) on August 4, 2021 and on Form S-8 (SEC File No. 333-266507 on August 4, 2022 are effective. The additional Ordinary Shares relating to the 2018 ESPP are of the same class as other securities for which the Registrant’s registration statements filed on Form S-8 (SEC File No. 333-228067) on October 31, 2018 and on Form S-8 (SEC File No. 333-230432) on March 22, 2019. Accordingly, the information contained in the Registrant’s Registration Statement on Form S-8 (SEC File No.  333-228067) filed with the Securities and Exchange Commission on October 31, 2018 is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

The number of Ordinary Shares reserved and available for issuance under the 2018 Plan is subject to an automatic annual increase on each January 1, beginning in 2019, by an amount equal to the lesser of (i) 5.0% of the number of Ordinary Shares and/or ADSs representing Ordinary Shares issued and outstanding on the immediately preceding December 31 and (ii) such amount as determined by the Administrator (as defined in the 2018 Plan), currently the Compensation Committee of the Registrant’s Board of Directors (the “Compensation Committee”). Accordingly, on January 1, 2023, the number of Ordinary Shares reserved and available for issuance under the 2018 Plan increased by 6,347,361 shares.

The number of Ordinary Shares reserved and available for issuance under the 2018 ESPP is subject to an automatic annual increase on each January 1, beginning in 2019, by an amount equal to the least of (i) 1,500,000 Ordinary Shares, (ii) 1.0% of the number of Ordinary Shares and/or ADSs representing Ordinary Shares issued and outstanding on the immediately preceding December 31 and (iii) such amount as determined by the Administrator (as defined in the 2018 ESPP), currently the Compensation Committee. Accordingly, on January 1, 2023, the number of Ordinary Shares reserved and available for issuance under the 2018 ESPP increased by 1,269,472 shares.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1(1)	Articles of Association of Orchard Therapeutics plc.

4.2(2)	Deposit Agreement.

4.3(3)	Amendment No. 1 to Deposit Agreement.

4.4(2)	Form of American Depositary Receipt (included in exhibit 4.2).

5.1*	Opinion of Goodwin Procter (UK) LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Goodwin Procter (UK) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1(4)	2018 Share Option and Incentive Plan.

99.2(5)	2018 Employee Share Purchase Plan

107*	Filing Fee Table.

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-38722), filed with the Securities and Exchange Commission on June 19, 2020, and incorporated herein by reference.
(2)

Filed as Exhibits 2.1 and 2.2 to Registrant’s Annual Report on Form 20-F (File No. 001-38722), filed with the Securities and Exchange Commission on March 22, 2019, and incorporated herein by reference.

(3)	Filed as Exhibit 4.2 to Registrant’s Annual Report on Form 10-K (File No. 001-38722), filed with the Securities and Exchange Commission on March 14, 2023, and incorporated herein by reference.
(4)	Filed as Exhibit 4.3 to Registrant’s Annual Report on Form 20-F (File No. 001-38722), filed with the Securities and Exchange Commission on March 22, 2019, and incorporated herein by reference.
(5)

Filed as Exhibit 10.10 to Registrant’s Registration Statement on Form F-1/A (File No. 333-227698), filed with the Securities and Exchange Commission on October 23, 2018, and incorporated herein by reference.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 10th day of August, 2023.

ORCHARD THERAPEUTICS PLC

By:	/s/ Bobby Gaspar
Bobby Gaspar
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Bobby Gaspar and Frank E. Thomas as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Bobby Gaspar Bobby Gaspar, M.D., Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2023

/s/ Frank E. Thomas Frank E. Thomas	President and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	August 10, 2023

/s/ James A. Geraghty James A. Geraghty	Chairman of the Board of Directors	August 10, 2023

/s/ Steven M. Altschuler Steven M. Altschuler, M.D.	Director	August 10, 2023

/s/ Joanne T. Beck Joanne T. Beck, Ph.D.	Director	August 10, 2023

/s/ John Curnutte John Curnutte, M.D., Ph.D.	Director	August 10, 2023

/s/ Marc Dunoyer Marc Dunoyer	Director	August 10, 2023

/s/ Charles A. Rowland, Jr. Charles A. Rowland, Jr.	Director	August 10, 2023

/s/ Alicia Secor Alicia Secor	Director	August 10, 2023

Cogency Global Inc.

By:	/s/ Colleen A. De Vries	Authorized Representative in the United States	August 10, 2023
Name: Colleen A. De Vries
Title: Senior Vice-President on behalf of Cogency Global Inc.